Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Japan K.K

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related Prospectus of Magic Software Enterprises Ltd. (the “Company”), of our report dated February 5, 2018, with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2017, which report appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2017.

/s/ KDA Audit Corporation

KDA Audit Corporation

Registered Auditors

Tokyo, Japan

June 18, 2018